________________________________________________________________________________




                          RIGGS NATIONAL CORPORATION



                                      TO



                             THE BANK OF NEW YORK



                                    TRUSTEE



                        _______________________________


                         JUNIOR SUBORDINATED INDENTURE


                         DATED AS OF DECEMBER 13, 1996


                        _______________________________




________________________________________________________________________________
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     JUNIOR SUBORDINATED INDENTURE, dated as of December 13, 1996, between RIGGS
NATIONAL CORPORATION, a Delaware corporation (hereinafter called the "Corporation") having its principal office at 1503 Pennsylvania Avenue, N.W., Washington, D.C. 20005 and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (hereinafter called the "Trustee").


                          RECITALS OF THE CORPORATION

  The Corporation has duly authorized the execution and delivery of this Indenture to provide for the issuance of its 8 5/8% Junior Subordinated Deferrable Interest Debentures, Series A, Due December 31, 2026 (hereinafter called the "Securities") of substantially the tenor and amount hereinafter provided, which are to be issued to evidence loans made to the Corporation of the proceeds from the issuance by a business trust ("Riggs Capital") of preferred trust interests in Riggs Capital (the "Preferred Securities") and common interests in Riggs Capital (the "Common Securities" and, collectively with the Preferred Securities, the "Trust Securities"), and to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered.

  All things necessary to make the Securities, when executed by the Corporation and authenticated and delivered hereunder and duly issued by the Corporation, the valid obligations of the Corporation, and to make this Indenture a valid agreement of the Corporation, in accordance with their and its terms, have been done.

  NOW THEREFORE, THIS INDENTURE WITNESSETH: For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:


                                   ARTICLE I

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

  Section 1.1.   Definitions.

  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

  (1) The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

  (2) All other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
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  (3) All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles that are generally accepted at the date or time of such computation; provided, that when two or more principles are so generally accepted, it shall mean that set of principles consistent with those in use by the Corporation; and

  (4) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

  "Accredited Investor" means an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act.

  "Act" when used with respect to any Holder has the meaning specified in
Section 1.4.

  "Additional Interest" means the interest, if any, that shall accrue on any interest on the Securities the payment of which has not been made on the applicable Interest Payment Date and which shall accrue at the rate per annum specified or determined as specified in such Security from the applicable Interest Payment Date.

  "Additional Sums" has the meaning specified in Section 10.6.

  "Additional Taxes" means the sum of any additional taxes, duties and other governmental charges to which Riggs Capital has become subject from time to time as a result of a Tax Event.

  "Adjusted Treasury Rate" means, with respect to any redemption date, the Treasury Rate plus (i) 1.70% if such redemption date occurs on or before December 31, 1997 or (ii) 0.95% if such redemption date occurs after December 31, 1997.

  "Administrative Trustee" means, in respect of Riggs Capital, each Person identified as an "Administrative Trustee" in the Trust Agreement, solely in such Person's capacity as Administrative Trustee of Riggs Capital under the Trust Agreement and not in such Person's individual capacity, or any successor Administrative Trustee appointed as therein provided.

  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided, however, that Riggs Capital shall not be deemed to be an Affiliate of the Corporation. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

  "Agent Member" means any member of, or participant in, the Depository.

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  "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depository for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

  "Authenticating Agent" means any Person authorized by the Trustee pursuant to
Section 6.14 to act on behalf of the Trustee to authenticate the Securities.

  "Board of Directors" means either the board of directors of the Corporation or any executive committee or other committee of that board duly authorized to act hereunder.

  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Corporation to have been duly adopted by the Board of Directors, or officers of the Corporation to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

  "Business Day" means any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office of the Trustee, or, with respect to the Securities initially issued to Riggs Capital, the principal office of the Property Trustee under the related Trust Agreement, is closed for business.

  "Capital Treatment Event" means, with respect to the Preferred Securities under the related Trust Agreement, the reasonable determination by the Corporation (as evidenced by an Officers' Certificate delivered to the Trustee) that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the Original Issue Date of such Preferred Securities, there is more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the Liquidation Amount of such Preferred Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation.

  "Commission" means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

  "Common Securities" has the meaning specified in the first recital of this Indenture.

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  "Common Stock" means the common stock, par value $2.50 per share, of the
Corporation.

  "Comparable Treasury Issue" means with respect to any redemption date the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate indebtedness securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after December 30, 2006, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

  "Comparable Treasury Price" means (A) the average of five Reference Dealer Treasury Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

  "Corporation" means the Person named as the "Corporation" in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Corporation" shall mean such successor Person. "Corporation" includes a corporation, association, company, joint-stock company or business trust.

  "Corporation Request" and "Corporation Order" mean, respectively, the written request or order signed in the name of the Corporation by the Chairman of the Board of Directors, the Chairman of the Executive Committee of the Board of Directors, a Vice Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, a Vice Chairman or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation, and delivered to the Trustee.

  "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office as of the date of this Indenture is located at 101 Barclay Street, 21W, New York, New York 10286, Attention: Corporate Trust and Agency Group--Corporate Market Services.

  "Debt" means with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent: (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; (vi) all indebtedness of such Person whether incurred on or prior to the date of the Indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, currency and foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

  "Defaulted Interest" has the meaning specified in Section 3.8.

  "Depositary" means, with respect to the Securities issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depositary by the Corporation pursuant to Section 3.1 with respect to such Securities (or any successor thereto).

  "Definitive Security" shall have the meaning ascribed to "Definitive Preferred Security" in the Trust Agreement.

  "Distributions," with respect to the Trust Securities issued by Riggs Capital, means amounts payable in respect of such Trust Securities as provided in the Trust Agreement and referred to therein as "Distributions."

  "Dollar" means the currency of the United States of America that, as at the time of payment, is legal tender for the payment of public and private indebtedness.

  "DTC" means The Depository Trust Corporation.

  "Event of Default" has the meaning specified in Article V.

  "Exchange Act" means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

  "Extension Period" has the meaning specified in Section 3.12.

  "Global Security" means a Security in the form prescribed in Section 2.4 evidencing all or part of the Securities, issued to the Depositary or its nominee for the Securities, and registered in the name of such Depositary or its nominee.

  "Global Preferred Security means a Preferred Security, the ownership and transfers of which shall be made through book entries by a clearing agency, as described in the Trust Agreement.

  "Guarantee Agreement" means the Guarantee Agreement substantially in the form attached hereto as Annex C as amended from time to time.

  "Holder" means a Person in whose name a Security is registered in the Securities Register.

  "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

  "Interest Payment Date" means as to the Securities the Stated Maturity of an installment of interest on the Securities.

  "Like Amount" means (i) with respect to a redemption of the Preferred Securities, Preferred Securities having a Liquidation Amount equal to that portion of the principal amount of the Securities to be contemporaneously redeemed in accordance with this Indenture, allocated to the Common Securities and to the Preferred Securities pro rata based upon the relative Liquidation Amounts of such Securities and the proceeds of which will be used to pay the Redemption Price of such Preferred Securities and (ii) with respect to a distribution of the Securities to holders of the Preferred Securities in exchange therefor in connection with a dissolution or liquidation of Riggs Capital, Securities having a principal amount equal to the Liquidation Amount of the Preferred Securities of the holder to whom such Securities would be distributed.

  "Make-Whole Amount" means an amount equal to the greater of (i) 100% of the principal amount of the Securities or (ii) as determined by a Quotation Agent, the sum of the present values of the principal amount and premium payable as part of the Optional Redemption Price with respect to an optional redemption of such Securities on December 31, 2006, together with scheduled payments of interest from the redemption date to December 31, 2006 (the "Remaining Life"), in each case discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate.

  "Maturity" when used with respect to any Security means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

  "Moody's" means Moody's Investors Service, Inc.

  "Notice of Default" means a written notice of the kind specified in Section 5.1(3).

  "Officers' Certificate" means a certificate signed by the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation, and delivered to the Trustee.

  "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Corporation, and who shall be acceptable to the Trustee.

  "Other Securities" means Securities transferred, upon exchange or otherwise, to holders of "Other Preferred Securities" as defined in the related Trust Agreement.

  "Outstanding" means, when used in reference to any Securities, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

      (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

     (ii) Securities for whose payment money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Securities; and

    (iii) Securities in substitution for or in lieu of which other Securities have been authenticated and delivered or which have been paid pursuant to
Section 3.6, unless proof satisfactory to the Trustee is presented that any such Securities are held by Holders in whose hands such Securities are valid, binding and legal obligations of the Corporation;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Corporation or any other obligor upon the Securities or any Affiliate of the Corporation or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Corporation or any other obligor upon the Securities or any Affiliate of the Corporation or such other obligor. Upon the written request of the Trustee, the Corporation shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Securities, if any, known by the Corporation to be owned or held by or for the account of the Corporation, or any other obligor on the Securities or any Affiliate of the Corporation or such obligor, and, subject to the provisions of Section 6.1, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

  "Paying Agent" means the Trustee or any Person authorized by the Corporation to pay the principal of (and premium, if any) or interest on the Securities on behalf of the Corporation.

  "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

  "Place of Payment" means, with respect to the Securities, the place or places where the principal of (and premium, if any) and interest on the Securities are payable pursuant to Section 3.8.

  "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same indebtedness as that evidenced by such particular Security; and, for the purposes of this definition, any security authenticated and delivered under Section 3.4 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same indebtedness as the lost, destroyed or stolen Security.

  "Preferred Securities" has the meaning specified in the first recital of this Indenture.

  "Proceeding" has the meaning specified in Section 12.2.

  "Property Trustee" means, in respect of Riggs Capital, the commercial bank or trust company identified as the "Property Trustee" in the related Trust Agreement, solely in its capacity as Property Trustee of Riggs Capital under the Trust Agreement and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as therein provided.

  "Quotation Agent" means Dillon, Read & Co. Inc. and its respective successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Corporation shall substitute therefor another Primary Treasury Dealer. "Reference Treasury Dealer" means (i) the Quotation Agent and (ii) any other Primary Treasury Dealer selected by the Trustee after consultation with the Corporation.

  "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

  "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

  "Regular Record Date" for the interest payable on any Interest Payment Date with respect to the Securities means the June 15 or December 15 next preceding such Interest Payment Date (whether or not a Business Day).

  "Responsible Officer" means when used with respect to the Trustee, any officer assigned to the Corporate Trust Office, including any vice president, assistant vice president, assistant treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers.

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

  "Restricted Security" means each Security required pursuant to Section 3.6(b) to bear a Restricted Securities Legend.

  "Restricted Securities Legend" means a legend substantially in the form of the legend required in the form of Security set forth in Section 2.2 to be placed upon a Restricted Security.

  "Riggs Capital" has the meaning specified in the first recital of this Indenture.

  "Riggs Capital Guarantee" means the guarantee by the Corporation of distributions on the Preferred Securities of Riggs Capital to the extent provided in the Guarantee Agreement.

  "Rights Plan" means a plan of the Corporation providing for the issuance by the Corporation to all holders of its Common Stock of rights entitling the holders thereof to subscribe for or purchase shares of Common Stock or any class or series of preferred stock, which rights (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Stock, in each case until the occurrence of a specified event or events.

  "S&P" means Standard & Poor's Ratings Services.

  "Securities" or "Security" means any indebtedness securities or indebtedness security, as the case may be, authenticated and delivered under this Indenture.

  "Securities Act" means the Securities Act of 1933 (or any successor statute), as it may be amended from time to time.

  "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 3.6.

  "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Corporation whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Debentures or to other Debt which is pari passu with, or subordinated to, the Debentures; provided, however, that Senior Debt shall not be deemed to include: (i) any Debt of the Corporation which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Corporation, (ii) any Debt of the Corporation to any of its subsidiaries and
(iii) Debt to any employee of the Corporation.

  "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.8.

  "Stated Maturity" means December 31, 2026.

  "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Corporation or by one or more other Subsidiaries, or by the Corporation and one or more other Subsidiaries. For purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

  "Successor Security" of any particular Security means every Security issued after, and evidencing all or a portion of the same indebtedness as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same indebtedness as the mutilated, destroyed, lost or stolen Security.

  "Tax Event" means the receipt by Riggs Capital of an Opinion of Counsel (as defined in the Trust Agreement) experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Preferred Securities of Riggs Capital, there is more than an insubstantial risk that (i) Riggs Capital is, or will be within 90 days of the date of such Opinion of Counsel, subject to United States federal income tax with respect to income received or accrued on the corresponding Securities issued by the Corporation to Riggs Capital, (ii) interest payable by the Corporation on the Securities is not, or within 90 days of the date of such Opinion of Counsel, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes or (iii) Riggs Capital is, or will be within 90 days of the date of such Opinion of Counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  "Treasury Rate" means (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities", for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the treasury Rate shall be interpolated or extrapolated from such yields on a straight-line, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annually equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

  "Trust Agreement" means the Trust Agreement substantially in the form attached hereto as Annex A, as amended by the form of Amended and Restated Trust Agreement substantially in the form attached hereto as Annex B in each case as amended from time to time.

  "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder and, if at any time there is more than one such Person, "Trustee" as used with respect to the Securities shall mean the Trustee with respect to the Securities.

  "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbb), as amended and as in effect on the date as of this Indenture, except as provided in Section 9.5.

  "Trust Securities" has the meaning specified in the first recital of this Indenture.

  "Vice President" when used with respect to the Corporation, means any duly appointed vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

  Section 1.2.   Compliance Certificate and Opinions.

  Upon any application or request by the Corporation to the Trustee to take any action under any provision of this Indenture, the Corporation shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent (including covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent (including covenants compliance with which constitute a condition precedent), if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificates provided pursuant to Section 10.4) shall include:

  (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

  (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

  (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

  Section 1.3.   Forms of Documents Delivered to Trustee.

  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

  Any certificate or opinion of an officer of the Corporation may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Corporation stating that the information with respect to such factual matters is in the possession of the Corporation, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions, or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

  Section 1.4.   Acts of Holders.

  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given to or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments is or are delivered to the Trustee, and, where it is hereby expressly required, to the Corporation. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Corporation, if made in the manner provided in this Section.

  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a Person acting in other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

  (c) The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine.

  (d) The ownership of Securities shall be proved by the Securities Register.

  (e) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Holder of the Securities shall bind every future Holder of the same Securities and the Holder of Securities issued upon the transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee or the Corporation in reliance thereon, whether or not notation of such action is made upon such Securities.

  (f) The Corporation may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of the Securities, provided that the Corporation may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of the Outstanding Securities on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date, provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date (as hereinafter in this Section 1.4(f) provided) by Holders of the requisite principal amount of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Corporation from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Corporation, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities in the manner set forth in Section 1.6.

  The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.2, (iii) any request to institute proceedings referred to in
Section 5.7(2) or (iv) any direction referred to in Section 5.12, in each case with respect to the Securities. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date, provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Corporation's expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Corporation in writing and to each Holder of Securities in the manner set forth in Section 1.6.

  With respect to any record date set pursuant to this Section, the party hereto which sets such record dates may designate any day as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day, provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities in the manner set forth in Section 1.6, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

  (g) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to the Securities may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

  Section 1.5.   Notices, Etc. to Trustee and Corporation.

  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

  (1) the Trustee by any Holder, any holder of Preferred Securities or the Corporation shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

  (2) the Corporation by the Trustee, any Holder or any holder of Preferred Securities shall be sufficient for every purpose (except as otherwise provided in Section 5.1) hereunder if in writing and mailed, first class, postage prepaid, to the Corporation addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Corporation.

  Section 1.6.   Notice to Holders; Waiver.

  Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Securities Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. In case, by reason of the suspension of or irregularities in regular mail service or for any other reason, it shall be impossible or impracticable to mail notice of any event to Holders when said notice is required to be given pursuant to any provision of this Indenture or of the relevant Securities, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

  Section 1.7.   Conflict with Trust Indenture Act.

  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act through operation of Section 318(c) thereof, such imposed duties shall control. This Indenture, the Corporation and the Trustee shall be deemed for all purposes hereof to be subject to and governed by the Trust Indenture Act to the same extent as would be the case if this Indenture were so qualified on the date hereof.

  Section 1.8.   Effect of Headings and Table of Contents.

  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

  Section 1.9.   Successors and Assigns.

  All covenants and agreements in this Indenture by the Corporation shall bind its successors and assigns, whether so expressed or not.

  Section 1.10.   Separability Clause.

  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

  Section 1.11    Benefits of Indenture.

  Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns, the holders of Senior Debt, the Holders of the Securities and, to the extent expressly provided in Sections 5.2, 5.8, 5.9, 5.11, 5.13, 9.1 and 9.2, the holders of Preferred Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

  Section 1.12.   Governing Law.

  THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

  Section 1.13.   Non-Business Days.

  In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day (and no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, until such next succeeding Business Day) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (in each case with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity).

                                  ARTICLE II

                                SECURITY FORMS

  Section 2.1.   Forms Generally.

  The Securities and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax laws or the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

  The Trustee's certificate of authentication shall be substantially in the form set forth in this Article.

  The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods, if required by any securities exchange on which the Securities may be listed, on a steel engraved border or steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such securities.

  Securities distributed to holders of beneficial interests in a Global Preferred Security upon the dissolution of Riggs Capital shall be distributed in the form of one or more Global Securities registered in the name of a Depository or its nominee, and deposited with the Securities Registrar, as custodian for such Depository, or held by such Depository, for credit by the Depository to the respective accounts of the beneficial owners of the Securities represented thereby (or such other accounts as they may direct). Securities distributed to holders of Certificated Preferred Securities upon the dissolution of Riggs Capital shall not be issued in the form of a Global Security or any other form intended to facilitate book-entry trading in beneficial interests in such Securities.


  Section 2.2.   Form of Face of Security.

  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE SERIES A ISSUER THAT (A) THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (1) TO THE SERIES A ISSUER OR ANY AFFILIATE THEREOF, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT

TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN AN "OFFSHORE TRANSACTION" (AS DEFINED IN REGULATION S) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (4) TO A PERSON THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A) UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT,
(5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, OR ANY APPLICABLE JURISDICTION, (B) IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE, AND (C) WITH RESPECT TO ANY TRANSFER OF THIS SECURITY BY AN ACCREDITED INVESTOR OR IN AN "OFFSHORE TRANSACTION", IT WILL DELIVER TO THE SERIES A ISSUER AND THE PROPERTY TRUSTEE SUCH CERTIFICATES, LEGAL OPINIONS AND OTHER INFORMATION AS THEY MAY REQUIRE TO CONFIRM THAT THE TRANSFER BY IT COMPLIES WITH APPLICABLE LAW. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE SERIES A ISSUER THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) A PERSON THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A) UNDER THE SECURITIES ACT THAT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (3) NOT A U.S. PERSON AND THAT IT IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF, OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF, PARAGRAPH (O) OF RULE 902 UNDER REGULATION S UNDER THE SECURITIES ACT. THIS SECURITY WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000. ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS SECURITY IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF INTEREST ON SUCH SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH SECURITIES.

  THE HOLDER, BY PURCHASING THIS SECURITY, IS DEEMED TO REPRESENT THAT IT (X) IS NOT ITSELF, AND IS NOT ACQUIRING THE SECURITY WITH THE

ASSETS OF, (i) AN "EMPLOYEE BENEFIT PLAN" (WITHIN THE MEANING OF SECTION 3(3) OF ERISA), A "PLAN" (WITHIN THE MEANING OF SECTION 4975(e)(i) OF THE INTERNAL REVENUE CODE), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH AN "EMPLOYEE BENEFIT PLAN" OR "PLAN" AND THE APPLICATION OF THE PLAN ASSET REGULATION OR (ii) A "GOVERNMENTAL PLAN" (WITHIN THE MEANING OF SECTION 3(32) OF ERISA) OR (Y)(i) IS ITSELF, OR IS ACQUIRING THE SECURITY WITH THE ASSETS OF, AN "INVESTMENT FUND" (WITHIN THE MEANING OF PART V(b) OF U.S. DEPARTMENT OF LABOR PTE 84-14) MANAGED BY A "QUALIFIED PROFESSIONAL ASSET MANAGER" (WITHIN THE MEANING OF PART V (a) OF PTE 84-14) WHICH HAS MADE OR PROPERLY AUTHORIZED THE DECISION FOR SUCH FUND TO PURCHASE THE SECURITIES, UNDER CIRCUMSTANCES SUCH THAT PTE 84-14 IS APPLICABLE TO THE PURCHASE AND HOLDING OF SUCH SECURITIES, (ii) IS AN INSURANCE COMPANY POOLED SEPARATE ACCOUNT PURCHASING SECURITIES PURSUANT TO PART I OF U.S. DEPARTMENT OF LABOR PTE 90-1 OR A BANK COLLECTIVE INVESTMENT FUND PURCHASING PURSUANT TO PART I OF U.S. DEPARTMENT OF LABOR PTE 91-38, AND IN EITHER CASE, NO "PLAN" OR "EMPLOYEE BENEFIT PLAN" NOT PURCHASING PURSUANT TO PTE 84-14 OWNS MORE THAN 10% OF THE ASSETS OF SUCH ACCOUNT OR COLLECTIVE FUND (WHEN AGGREGATED WITH OTHER PLANS OF THE SAME EMPLOYER OR EMPLOYEE ORGANIZATION, (iii) IS AN INSURANCE COMPANY USING THE ASSETS OF THE GENERAL ASSET ACCOUNT OF THE INSURANCE COMPANY TO PURCHASE THE SECURITIES PURSUANT TO PART I OF THE U.S. DEPARTMENT OF LABOR PTE 95-60, IN WHICH CASE THE RESERVES AND LIABILITIES FOR THE GENERAL ACCOUNT CONTRACTS HELD BY OR ON BEHALF OF ANY PLAN, TOGETHER WITH ANY OTHER PLANS MAINTAINED BY THE SAME EMPLOYER OR EMPLOYEE ORGANIZATION, DO NOT EXCEED 10% OF THE TOTAL RESERVES AND LIABILITIES OF THE INSURANCE COMPANY GENERAL ACCOUNT (EXCLUSIVE OF SEPARATE ACCOUNT LIABILITIES), PLUS SURPLUS AS SET FORTH IN THE NATIONAL ASSOCIATION OF INSURANCE COMMISSIONERS ANNUAL STATEMENT FILED WITH THE STATE OF DOMICILE OF THE INSURER OR (IV) IS A PLAN ACQUIRING THE SERIES A PREFERRED SECURITIES WITH ASSETS OVER WHICH AN IN-HOUSE ASSET MANAGER (WITHIN THE MEANING OF PART IV(a) OF PTE 96-23) HAS DISCRETIONARY AUTHORITY, UNDER CIRCUMSTANCES SUCH THAT PTE 96-23 IS APPLICABLE TO THE PURCHASE AND HOLDING OF SUCH SECURITIES.

                          RIGGS NATIONAL CORPORATION
   8 5/8% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES, SERIES A, DUE
                               DECEMBER 31, 2026

No.                                              $154,640,000

  RIGGS NATIONAL CORPORATION, a corporation organized and existing under the laws of Delaware (hereinafter called the "Corporation", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Riggs Capital, or registered assigns, the principal sum of One Hundred and Fifty-Four Million, Six Hundred and Forty Thousand Dollars ($154,640,000) or such other principal amount as may be set forth in the records of the Securities Registrar hereinafter referred to in accordance with the Indenture, on December 31, 2026. The Corporation further promises to pay interest on said principal sum from December 13, 1996 or from the most recent date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semi-annually (subject to deferral as set forth herein) in arrears on June 30 and December 31 of each year, commencing on June 30, 1997 at the rate of 8 5/8% per annum, until the principal hereof shall have become due and payable, plus Additional Interest, if any, until the principal hereof is paid or duly provided for or made available for payment and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the rate of 8 5/8% per annum, compounded semi-annually. The amount of interest payable for any period less than a full interest period shall be computed on the basis of twelve 30-day months and a 360-day year. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office of the Trustee, or the principal office of the Property Trustee under the Trust Agreement hereinafter referred to, for Riggs Capital, is closed for business. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities is registered at the close of business on the Regular Record Date for such interest installment, which shall be the June 15 or December 15 (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

  So long as no Event of Default has occurred and is continuing, the Corporation shall have the right at any time during the term of this Security to defer payment of interest on this

Security, at any time or from time to time, for up to 10 consecutive semi-annual interest payment periods with respect to each deferral period (each an "Extension Period"), and at the end of which the Corporation shall pay all interest then accrued and unpaid (together with Additional Interest thereon to the extent permitted by applicable law); provided, however, that no Extension Period shall extend beyond the Stated Maturity of the principal of this Security; provided, further, that during any such Extension Period, the Corporation shall not, and shall not permit any Subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any indebtedness securities of the Corporation that rank pari passu with or junior in interest to this Security or
(iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any Subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to this Security (other than (a) dividends or distributions in Common Stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a Rights Plan or the issuance of any Common Stock or any class or series of preferred stock of the Corporation under any Rights Plan in the future or the redemption or repurchase of any rights distributed pursuant to a Rights Plan, (c) payments under the Riggs Capital Guarantee, and (d) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Corporation's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period shall exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the principal of this Security. Upon the termination of any such Extension Period and upon the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period except at the end thereof. The Corporation shall give the Property Trustee, the Administrative Trustee and the Trustee notice of its election to begin any Extension Period at least one Business Day prior to the earlier of (i) the date interest on the Securities would have been payable except for the election to begin such Extension Period or (ii) the date the Administrative Trustees are required to give notice to DTC or an applicable self-regulatory organization or to holders of the Preferred Securities as of the record date or the date Distributions on the Preferred Securities are payable, but in any event not less than one Business Day prior to such record date.

  Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Trustee in The City of New York or at the offices of such Paying Agents or Agents as the Corporation may designate from time to time outside the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private indebtedness; provided, however, that at the option of the Corporation payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated in writing at least 15 days prior to the relevant Interest Payment Date by the Person entitled thereto as specified in the Securities Register.

  The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Debt, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder hereof by accepting the same,
(a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

  IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed under its corporate seal.


                                    RIGGS NATIONAL CORPORATION


                                    By: ________________________________________
                                        [President, Vice President, Treasurer or
                                         Assistant Treasurer]
Attest:




  Section 2.3.   Form of Reverse of Security.

  This Security is one of a duly authorized issue of securities of the Corporation designated as its 8 5/8% Junior Subordinated Deferrable Interest Debentures, Series A, Due December 31, 2026 (herein called the "Securities"), limited in aggregate principal amount to $154,640,000, issued and to be issued under a Junior Subordinated Indenture, dated as of December 13, 1996

(herein called the "Indenture"), between the Corporation and The Bank of New York, as Trustee (herein called the "Trustee"), which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Corporation and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is designated on the face hereof, limited in aggregate principal amount to $154,640,000.

  All terms used in this Security that are defined in the Indenture or in the Amended and Restated Trust Agreement, dated as of December 13, 1996, as amended (the "Trust Agreement"), for Riggs Capital, entered into among RIGGS NATIONAL CORPORATION, as Depositor, and the Trustees named therein, shall have the meanings assigned to them in the Indenture or the Trust Agreement, as the case may be.

  The Corporation may, at its option, on or after December 31, 2006, and subject to the terms and conditions of Article XI of the Indenture, redeem this Security in whole at any time or in part from time to time, at the following Redemption Prices (expressed as percentages of the principal amount), plus in each case accrued interest thereon to the date of redemption. If redeemed during the twelve-month period indicated,

                                                            Redemption Price
                                                            ----------------
  December 31, 2006 to December 31, 2007:                       104.313%
  December 31, 2007 to December 31, 2008:                       103.881%
  December 31, 2008 to December 31, 2009:                       103.450%
  December 31, 2009 to December 31, 2010:                       103.019%
  December 31, 2010 to December 31, 2011:                       102.588%
  December 31, 2011 to December 31, 2012:                       102.156%
  December 31, 2012 to December 31, 2013:                       101.725%
  December 31, 2013 to December 31, 2014:                       101.294%
  December 31, 2014 to December 31, 2015:                       100.863%
  December 31, 2015 to December 31, 2016:                       100.431%
  On or after December 31, 2016:                                    100%

  At any time prior to December 31, 2006, upon the occurrence and during the continuation of a Tax Event or Capital Treatment Event in respect of Riggs Capital, the Corporation may, at its option, at any time within 90 days of the occurrence of such Tax Event or Capital Treatment Event redeem the Securities, in whole but not in part, subject to the provisions of Section 11.7 and the other provisions of Article XI of the Indenture, at a redemption price equal to the Make-Whole Amount plus, in each case, accrued and unpaid interest on the Securities to the date fixed for redemption.

  In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

  The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Security upon compliance by the Corporation with certain conditions set forth in the Indenture.

  The Indenture permits, with certain exceptions as therein provided, the Corporation and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Corporation and of the Holders of the Securities, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities to be affected by such supplemental indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

  As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the Securities at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal amount of all the Securities to be due and payable immediately, by a notice in writing to the Corporation (and to the Trustee if given by Holders), provided that, so long as the Securities are held by Riggs Capital, if upon an Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities fails to declare the principal of all the Securities to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount of the Preferred Securities of Riggs Capital then outstanding shall have such right by a notice in writing to the Corporation and the Trustee; and upon any such declaration the principal amount of and the accrued interest (including any Additional Interest) on all the Securities shall become immediately due and payable, provided that the payment of principal and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article XII of the Indenture.

  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Corporation maintained under Section 10.2 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

  Prior to due presentment of this Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee shall treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

  The Securities are issuable only in registered form without coupons in minimum denominations of $100,000 and any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

  The Corporation and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree that for United States federal, state and local tax purposes it is intended that this Security constitute indebtedness.


  THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.


  Section 2.4.   Additional Provisions Required in Global Security.

  Any Global Security issued hereunder shall, in addition to the provisions contained in Sections 2.2 and 2.3, bear a legend in substantially the following form:

  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON

OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY.

  Section 2.5.   Form of Trustee's Certificate of Authentication.

  This is one of the Securities referred to in the within mentioned Indenture.

Dated:
                                             The Bank of New York
                                             as Trustee

                                             By:____________________________
                                                    Authorized Signatory


                                  ARTICLE III

                                THE SECURITIES

  Section 3.1.   Title and Terms.

  The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $154,640,000 except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 3.4, 3.5, 3.6, 9.6 or 11.6.

  The Securities shall be known and designated as the 8 5/8% Junior Subordinated Deferrable Interest Debentures, Series A, Due December 31, 2026, of the Corporation. Their Stated Maturity shall be December 31, 2026, and they shall bear interest at the rate of 8 5/8% per annum, from December 13, 1996 or from the most recent Interest Payment Due to which interest has been paid or duly provided for, as the case may be, payable semi-annually on June 30 and December 31, commencing June 30, 1997, until the principal thereof is paid or made available for payment.

  The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Corporation in New York, New York maintained for such purpose and at any other office or agency maintained by the Corporation for such purpose; provided, however, that at the option of the Corporation payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated in writing at least 15 days prior to the relevant Interest Payment Date by the person entitled thereto as specified in the Securities Register.

  The Securities shall be redeemable as provided in Article XI.

  The Securities shall be subordinated in right of payment to Senior Debt as provided in Article XII.

  All Securities shall be substantially identical except as to denomination and except as may otherwise be provided herein.


  Section 3.2.   Denominations.

  The Securities shall be in registered form without coupons and shall be issuable in denominations of $100,000 and any integral multiple of $1,000 in excess thereof.

  Section 3.3.   Execution, Authentication, Delivery and Dating.

  The Securities shall be executed on behalf of the Corporation by its President, one of its Vice Presidents, its Treasurer or an Assistant Treasurer under its corporate seal reproduced or impressed thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

  Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities. At any time and from time to time after the execution and delivery of this Indenture, the Corporation may deliver the Securities executed by the Corporation to the Trustee for authentication, together with a Corporation Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Corporation Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

  Each Security shall be dated the date of its authentication.

  No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Corporation, and the Corporation shall deliver such

Security to the Trustee for cancellation as provided in Section 3.10, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

  Section 3.4.   Temporary Securities.

  Pending the preparation of definitive Securities, the Corporation may execute, and upon Corporation Order, the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

  If temporary Securities are issued, the Corporation will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Corporation designated for that purpose without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Corporation shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities, of any authorized denominations having the same Original Issue Date and Stated Maturity and having the same terms as such temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.


  Section 3.5.   Global Securities.

  (a) Each Global Security issued under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

  (b) Notwithstanding any other provision in this Indenture, a Global Security is exchangeable in whole or in part for Securities registered, and transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof if (A) such Depositary (i) has notified the Corporation that it is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as Depositary, in either case unless the Corporation has approved a successor Depositary within 90 days, (B) there shall have occurred and be continuing an Event of Default, (C) the Corporation executes and delivers to the Trustee a Corporation Order stating that the Corporation elects to terminate the book-entry system through the Depositary, or (D) pursuant to the following sentence. All or any portion of a Global Security may be exchanged for a Security that has a like aggregate principal amount and is not a Global Security, upon 20 days' written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures.

  (c) If any Global Security is to be exchanged for other Securities or cancelled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Securities Registrar, for exchange or cancellation as provided in this Article III. If any Global Security is to be exchanged for other Securities or cancelled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, then either (i) such Global Security shall be so surrendered for exchange or cancellation as provided in this Article III or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Securities Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to Section 3.5(b) and as otherwise provided in this Article III, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in Section 3.5(b), the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article III if such order, direction or request is given or made in accordance with the Applicable Procedures.


  (d) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section, Section 3.4, 3.7, 9.6 or 11.6 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.


  Section 3.6. Registration and Registration of Transfer and Exchange Generally; Certain Transfers and Exchanges; Securities Act Legends.

  (a)  Registration and Registration of Transfer and Exchange Generally. The
       ----------------------------------------------------------------
Corporation shall cause to be kept at the Corporate Trust Office of the Trustee a register in which, subject to such reasonable regulations as it may prescribe, the Corporation shall provide for the registration of Securities and of transfers of Securities. Such register is herein sometimes referred to as the

"Securities Register". The Trustee is hereby appointed "Securities Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

  Upon surrender for registration of transfer of any Security at the office or agency of the Corporation designated for that purpose, the Corporation shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations, of a like aggregate principal amount, of the same Original Issue Date and Stated Maturity and having the same terms and bearing such restrictive legends as may be required by this Indenture.

  At the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations, of a like aggregate principal amount, of the same Original Issue Date and Stated Maturity and having the same terms and bearing such restrictive legends as may be required by this Indenture, upon surrender of the Securities to be exchanged at such office or agency. Whenever any securities are so surrendered for exchange, the Corporation shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

  All Securities issued upon any transfer or exchange of Securities shall be the valid obligations of the Corporation, evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

  Every Security presented or surrendered for transfer or exchange shall (if so required by the Corporation or the Securities Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Securities Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

  No service charge shall be made to a Holder for any transfer or exchange of Securities, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Securities.

  Neither the Corporation nor the Trustee shall be required, pursuant to the provisions of this Section, (a) to issue, transfer or exchange any Security during a period beginning at the opening of business 15 days before the day of mailing of a notice of for redemption of Securities pursuant to Article XI and ending at the close of business on the day of mailing of such notice of redemption or (b) to transfer or exchange any Security so selected for redemption in whole or in part, except, in the case of any Security to be redeemed in part, any portion thereof not to be redeemed.

  (b)  Certain Transfers and Exchanges. In the event Securities are distributed
       -------------------------------
to Holders of Preferred Securities other than Riggs Capital in exchange therefor in connection with a termination or liquidation of Riggs Capital, as contemplated by Section 9.2 of the Trust Agreement, the restrictions upon transfer and exchange of Preferred Securities set forth in

Section 5.5(b) of the Trust Agreement shall apply to transfers and exchanges of the Securities, mutatis mutandis, unless the Corporation determines that any such restrictions are not required.

  (c)  Securities Act Legends.  In the event Securities are distributed to
       ----------------------
Holders of Preferred Securities other than Riggs Capital in exchange therefor, as contemplated by Section 9.2 of the Trust Agreement, the requirements for the Securities Act Legends provided for in Section 5.5(c) of the Trust Agreement shall apply to the Securities, mutatis mutandis, unless the Corporation determines that any such Securities Act Legends are not required.

  (d) The Trustee shall not be required to insure or verify compliance with securities laws, including the Securities Act, Exchange Act and 1940 Act, in connection with transfers and exchanges of the Securities.

  (e)  No Obligation of the Trustee.
       -----------------------------

  (i) The Trustee shall have no responsibility or obligation to any owner of beneficial interest in a Global Security, a Participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Participant thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any Participant, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may conclusively rely and shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may conclusively rely and shall be fully protected in relying upon information furnished by the Depositary or any agent thereof with respect to its Participants and any beneficial owners.

  (ii) The Trustee and Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary Participants or owners of beneficial interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

  Section 3.7.   Mutilated, Destroyed, Lost and Stolen Securities.

  If any mutilated Security is surrendered to the Trustee together with such security or indemnity as may be required by the Corporation or the Trustee to save each of them harmless, the Corporation shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same issue of like tenor and principal amount, having the same Original Issue Date and Stated Maturity, and bearing a number not contemporaneously outstanding.

  If there shall be delivered to the Corporation and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security, and
(ii) such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Corporation or the Trustee that such Security has been acquired by a bona fide purchaser, the Corporation shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, having the same Original Issue Date and Stated Maturity as such destroyed, lost or stolen Security, and bearing a number not contemporaneously outstanding.

  In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Corporation in its discretion may, instead of issuing a new Security, pay such Security.

  Upon the issuance of any new Security under this Section, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

  Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

  Section 3.8.   Payment of Interest; Interest Rights Preserved.

  Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date, shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest in respect of the Securities, except that, interest payable on the Stated Maturity of the principal of a Security shall be paid to the Person to whom principal is paid.

  Any interest on any Security which is payable, but is not timely paid or duly provided for, on any Interest Payment Date for the Securities (herein called "Defaulted Interest"), shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Corporation, at its election in each case, as provided in Clause (1) or (2) below:

  (1) The Corporation may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities in respect of which interest is in default (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Corporation shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Corporation shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Corporation of such Special Record Date and, in the name and at the expense of the Corporation, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class, postage prepaid, to each Holder of a Security at the address of such Holder as it appears in the Securities Register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Corporation, cause a similar notice to be published at least once in a newspaper, customarily published in the English language on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

  (2) The Corporation may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities in respect of which interest is in default may be listed and, upon such notice as may be required by such exchange (or by the Trustee if the Securities are not listed), if, after notice given by the Corporation to the Trustee of the proposed payment pursuant to this Clause, such payment shall be deemed practicable by the Trustee. Any interest on any Security which is deferred or extended pursuant to Section 3.12 shall not be Defaulted Interest for the purposes of this Section 3.8.

  Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

  Section 3.9.   Persons Deemed Owners.

  The Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of (premium, if any) and (subject to Section 3.8) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Corporation, the Trustee nor any agent of the Corporation or the Trustee shall be affected by notice to the contrary.

  No holder of any beneficial interest in any Global Security held on its behalf by a Depository shall have any rights under this Indenture with respect to such Global Security, and such Depository may be treated by the Corporation, the Trustee and any agent of the Corporation or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Trustee or any agent of the Corporation or the Trustee from giving effect to any written certification, proxy or other authorization furnished by a Depository or impair, as between a Depository and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depository (or its nominee) as Holder of any Security.

  Section 3.10.   Cancellation.

  All Securities surrendered for payment, redemption, transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities and Securities surrendered directly to the Trustee for any such purpose shall be promptly canceled by it. The Corporation may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Corporation may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture.

  Section 3.11.   Computation of Interest.

  Interest on the Securities for any period less than a full interest period shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of Distributions for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months.

  Section 3.12.   Deferrals of Interest Payment Dates.

  So long as no Event of Default has occurred and is continuing, the Corporation shall have the right, at any time during the term of the Securities, from time to time to defer the payment of interest on the Securities for a period not exceeding 10 consecutive semi-annual periods (each, an "Extension Period") during which Extension Periods the Corporation shall have the right to make partial payments of interest on any Interest Payment Date. No Extension Period shall end on a date other than an Interest Payment Date. At the end of any such Extension Period the Corporation shall pay all interest then accrued and unpaid on the Securities (together with Additional Interest thereon, if any, at the rate specified for the Securities to the extent permitted by applicable law); provided, however, that no Extension Period shall extend beyond the Stated Maturity of the principal of the Securities; provided, further, that during any such Extension Period, the Corporation shall not, and shall not permit any Subsidiary to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock, or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any indebtedness securities of the Corporation that rank pari passu in all respects with or junior in interest to the Securities or make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any Subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to the securities (other than (a) dividends or distributions in Common Stock, (b) any declaration of a dividend in connection with the implementation of a Rights Plan, or the issuance of any Common Stock of any class or series of preferred stock of the Corporation under any Rights Plan in the future or the redemption or repurchase of any rights pursuant thereto, (c) payments under the Riggs Capital Guarantee, and (d) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Corporation's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, the Corporation may further extend the interest payment period, provided that no Extension Period shall exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the principal of such Securities. Upon the termination of any Extension Period and upon the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation shall give the Property Trustee and the Trustee written notice of its election to begin any such Extension Period at least one Business Day prior to the earlier of (i) the date interest on the Securities would have been payable except for the election to begin such Extension Period or (ii) the date the Administrative Trustees are required to give notice to DTC or applicable self-regulatory organization or to holders of the Preferred Securities as of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date.

  The Trustee, in the name of and at the expense of the Corporation, shall promptly give notice of the Corporation's election to begin any such Extension Period to the Holders of the Outstanding Securities.

  Section 3.13.   Right of Set-Off.

  So long as the Securities are held by Riggs Capital, notwithstanding anything to the contrary herein, the Corporation shall have the right to set-off any payment it is otherwise required to make thereunder in respect of any such Security to the extent the Corporation has theretofore made, or is concurrently on the date of such payment making, a payment under the Riggs Capital Guarantee relating to such Security or under Section 5.8 hereof.

  Section 3.14.   Agreed Tax Treatment.

  Each Security issued hereunder shall provide that the Corporation and, by its acceptance of a Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, such Security agree that for United States federal, state and local tax purposes it is intended that such Security constitutes indebtedness.

  Section 3.15.   CUSIP Numbers.

  The Corporation in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption or other related material as a convenience to Holders; provided that any such notice or other related material may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or other related material and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Corporation will promptly notify the Trustee of any changes in the CUSIP numbers.


                                  ARTICLE IV

                          SATISFACTION AND DISCHARGE

  Section 4.1.   Satisfaction and Discharge of Indenture.

  This Indenture shall, upon Corporation Request, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for and as otherwise provided in this
Section 4.1) and the Trustee, on demand of and at the expense of the Corporation, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

  (1) either

     (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.7 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Corporation and thereafter repaid to the Corporation or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

     (B) all such Securities not theretofore delivered to the Trustee for cancellation

        (i)    have become due and payable, or

        (ii) will become due and payable at their Stated Maturity within one year of the date of deposit, or

        (iii) are to be called for redemption within one year by the Trustee in the name, and at the expense, of the Corporation,

        and the Corporation, in the case of Clause (B) (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount in the currency or currencies in which the Securities are payable sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest (including any Additional Interest) to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

  (2) the Corporation has paid or caused to be paid all other sums payable hereunder by the Corporation; and

  (3) the Corporation has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge or termination of this Indenture, or the earlier resignation or removal of the Trustee or any Authenticating Agent, the obligations of the Corporation to the Trustee under Section 6.7, the obligations of the Corporation to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to subclause
(B) of clause (1) of this Section, the obligations of the Trustee under Section
4.2 and the last paragraph of Section 10.3 shall survive.

  Section 4.2.   Application of Trust Money.

  Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by the Trustee, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Corporation acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which such money or obligations have been deposited with or received by the Trustee.


                                   ARTICLE V

                                   REMEDIES

  Section 5.1.   Events of Default.

  "Event of Default", wherever used herein with respect to the Securities, means any one of the following events that has occurred and is continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

  (1) failure to pay any interest upon any Security, including any Additional Interest in respect thereof, when it becomes due and payable, and continuance of such default for a period of 30 days (subject to the deferral of any Interest Payment Date in the case of an Extension Period); or

  (2) failure to pay the principal of (or premium, if any, on) any Security when due, whether at maturity, upon redemption by declaration or otherwise; or

  (3) failure to observe or perform, in any material respect, any covenant of the Corporation in this Indenture (other than a covenant a default in the performance of which or the breach of which is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Corporation by the Trustee or to the Corporation and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such failure to observe or perform and requiring it to be remedied; or

  (4) the entry of a decree or order for relief in respect of the Corporation by a court having jurisdiction in the premises in an involuntary case under federal or state bankruptcy laws, as now or hereafter constituted, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

  (5) the commencement by the Corporation of a voluntary case under federal or state bankruptcy laws, as now or hereafter constituted, or the consent by the Corporation to the entry of a decree or order for relief in an involuntary case under any such laws.

  Section 5.2.   Acceleration of Maturity; Rescission and Annulment.

  If an Event of Default (other than an Event of Default specified in Section 5.1(4) or 5.1(5)) with respect to the Securities at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal amount of all the Securities to be due and payable immediately, by a notice in writing to the Corporation (and to the Trustee if given by Holders), provided that, so long as the Securities are held by Riggs Capital, if, upon an Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities fail to declare the principal of all the Securities to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount (as defined in the related Trust Agreement) of the corresponding Preferred Securities then outstanding shall have such right by a notice in writing to the Corporation and the Trustee; and upon any such declaration such principal amount (or specified portion thereof) of and the accrued interest (including any Additional Interest) on all the Securities shall become immediately due and payable. Payment of principal (premium, if any) and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article XII notwithstanding that such amount shall become immediately due and payable as herein provided. If an Event of Default specified in Section 5.1(4) or 5.1(5) with respect to the Securities at the time Outstanding occurs, the principal amount of all the Securities shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

  At any time after such a declaration of acceleration with respect to the Securities has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Corporation and the Trustee, may rescind and annul such declaration and its consequences if:

  (1) the Corporation has paid or deposited with the Trustee a sum sufficient to pay:

     (A) all overdue installments of interest (including any Additional Interest) on all the Securities,

     (B) the principal of (and premium, if any, on) any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and

     (C) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, fees, disbursements and advances of the Trustee, its agents and counsel; and

  (2) all Events of Default with respect to the Securities, other than the non-payment of the principal of the Securities which has become due solely by such acceleration, have been cured or waived as provided in Section 5.13.

  In the case of Securities held by Riggs Capital, the holders of a majority in aggregate Liquidation Amount (as defined in the related Trust Agreement) of the related Preferred Securities issued by Riggs Capital shall also have the right to rescind and annul such declaration and its consequences by written notice to the Corporation and the Trustee, subject to the satisfaction of the conditions set forth in Clauses (1) and (2) above of this Section 5.2.

  No such rescission shall affect any subsequent default or impair any right consequent thereon.
  Section 5.3.   Collection of Debt and Suits for Enforcement by Trustee.

  The Corporation covenants that if:

  (1) default is made in the payment of any installment of interest (including any Additional Interest) on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

  (2) default is made in the payment of the principal of (and premium, if any, on) any Security at the Maturity thereof,

the Corporation will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, (and premium, if any) and interest (including any Additional Interest); and, in addition thereto, all amounts owing the Trustee under Section 6.7.

  If the Corporation fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Corporation or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Corporation or any other obligor upon the Securities, wherever situated.

  If an Event of Default with respect to the Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

  Section 5.4.   Trustee May File Proofs of Claim.

  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Corporation or any other obligor upon the Securities or the property of the Corporation or of such other obligor or their creditors,

  (a) the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Corporation for the payment of overdue principal (and premium, if any) or interest (including any Additional Interest)) shall be entitled and empowered, by intervention in such proceeding or otherwise,

     (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest (including any Additional Interest) owing and unpaid in respect to the Securities and to file such other papers or documents as may be necessary or advisable and to take any and all actions as are authorized under the Trust Indenture Act in order to have the claims of the Holders and any predecessor to the Trustee under Section 6.7 allowed in any such judicial proceedings; and

     (ii) in particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same in accordance with Section 5.6; and

  (b) any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee for distribution in accordance with Section 5.6, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it and any predecessor Trustee under Section 6.7.

  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.

  Section 5.5.   Trustee May Enforce Claims Without Possession of Securities.

  All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of all the amounts owing the Trustee and any predecessor Trustee under Section 6.7, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

  Section 5.6.   Application of Money Collected.

  Any money or property collected or to be applied by the Trustee with respect to the Securities pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal (or premium, if any) or interest (including any Additional Interest), upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

  FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee;

  SECOND: Subject to Article XII, to the payment of the amounts then due and unpaid upon the Securities for principal (and premium, if any) and interest (including any Additional Interest), in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal (and premium, if any) and interest (including any Additional Interest), respectively; and

  THIRD: The balance, if any, to the Person or Persons entitled thereto.

  Section 5.7.   Limitation on Suits.

  No Holder of Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver, assignee, trustee, liquidator, sequestrator (or other similar official) or for any other remedy hereunder, unless:

  (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities;

  (2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

  (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

  (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

  (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

  Section 5.8. Unconditional Right of Holders to Receive Principal, Premium and Interest; Direct Action by Holders of Preferred Securities.

  Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and (subject to Section 3.8) interest (including any Additional Interest) on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder. So long as the Securities are held by Riggs Capital, any holder of the corresponding Preferred Securities issued by Riggs Capital shall have the right, upon the occurrence of an Event of Default described in Section 5.1(1) or 5.1(2), to institute a suit directly against the Corporation for enforcement of payment to such holder of principal of (premium, if any) and (subject to Section 3.8) interest (including any Additional Interest) on the Securities having a principal amount equal to the aggregate Liquidation Amount (as defined in the Trust Agreement) of such Preferred Securities held by such holder.

  Section 5.9.   Restoration of Rights and Remedies.

  If the Trustee, any Holder or any holder of Preferred Securities has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, such Holder or such holder of Preferred Securities, then and in every such case the Corporation, the Trustee, the Holders and such holder of Preferred Securities shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee, the Holders and the holders of Preferred Securities shall continue as though no such proceeding had been instituted.

  Section 5.10.   Rights and Remedies Cumulative.

  Except as otherwise provided in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

  Section 5.11.   Delay or Omission Not Waiver.

  No delay or omission of the Trustee, any Holder of any Security or any holder of any Preferred Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.

  Every right and remedy given by this Article or by law to the Trustee or to the Holders and the right and remedy given to the holders of Preferred Securities by Section 5.8 may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Holders or the holders of Preferred Securities, as the case may be.

  Section 5.12.   Control by Holders.

  The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the Securities, provided that:

  (1) such direction shall not be in conflict with any rule of law or with this Indenture,

  (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

  (3) subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow such direction if a Responsible Officer or Officers of the Trustee shall, in good faith, determine that the proceeding so directed would be unjustly prejudicial to the Holders not joining in any such direction or would involve the Trustee in personal liability.

  Section 5.13.   Waiver of Past Defaults.

  The Holders of not less than a majority in principal amount of the Outstanding Securities and, in the case of any Securities held by Riggs Capital, the holders of majority in aggregate Liquidation Amount (as defined in the related Trust Agreement) of Preferred Securities issued by Riggs Capital, may waive any past default hereunder and its consequences with respect to the Securities except a default:

  (1) in the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on any Security, or

  (2) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security of affected.

  Any such waiver shall be deemed to be on behalf of the Holders of all the Securities or, in the case of a waiver by holders of Preferred Securities issued Riggs Capital by all holders of Preferred Securities issued by Riggs Capital.

  Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

  Section 5.14.   Undertaking for Costs.

  All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on any Security on or after the respective Stated Maturities expressed in such Security.

  Section 5.15.   Waiver of Usury, Stay or Extension Laws.

  The Corporation covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Corporation (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE VI

                                  THE TRUSTEE

  Section 6.1.   Certain Duties and Responsibilities.

  (a) Except during the continuance of an Event of Default,

     (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

  (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

  (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct except that

     (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of Holders pursuant to Section 5.12 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities.

  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

  (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

  Section 6.2.   Notice of Defaults.

  Within 90 days after actual knowledge by a Responsible Officer of the Trustee of the occurrence of any default hereunder with respect to the Securities, the Trustee shall transmit by mail to all Holders of Securities, as their names and addresses appear in the Securities Register, notice of such default, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of Securities; and provided, further, that, in the case of any default of the character specified in Section 5.1(3), no such notice to Holders of Securities shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Securities.

  Section 6.3.   Certain Rights of Trustee.

  Subject to the provisions of Section 6.1:

  (a) the Trustee may rely conclusively and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, Security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

  (b) any request or direction of the Corporation mentioned herein shall be sufficiently evidenced by a Corporation Request or Corporation Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

  (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely conclusively upon an Officers' Certificate;

  (d) the Trustee may consult with counsel of its choice and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

  (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

  (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, indenture, Security or other paper or document, but the Trustee in its discretion may make such inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such inquiry or investigation, it shall be entitled to examine the books, records and premises of the Corporation, personally or by agent or attorney;

  (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

  (h) the Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Indenture;

  (i) the Trustee shall not be charged with knowledge of any Event of Default unless either (i) a Responsible Officer of the Trustee shall have actual knowledge thereof or (2) the Trustee shall have received notice thereof in accordance with Section 1.5(1) hereof from the Corporation or a Holder; and

  (j) no permissive power or authority available to the Trustee shall be construed as a duty.

  (k) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

  Section 6.4.   Not Responsible for Recitals or Issuance of Securities.

  The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Corporation, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Corporation of the Securities or the proceeds thereof.

  Section 6.5.   May Hold Securities.

  The Trustee, any Authenticating Agent, any Paying Agent, any Securities Registrar or any other agent of the Corporation, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections
6.8 and 6.13, may otherwise deal with the Corporation with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Securities Registrar or such other agent.

  Section 6.6.   Money Held in Trust.

  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Corporation.

  Section 6.7.   Compensation and Reimbursement.

  The Corporation agrees

  (1) to pay to the Trustee from time to time such compensation as shall be agreed to in writing between the Corporation and the Trustee for all services rendered by it hereunder in such amounts as the Corporation and the Trustee shall agree from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

  (2) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

  (3) to indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense (including the reasonable compensation and the expenses and disbursements of its agents and counsel) incurred without negligence or bad faith, arising out of or in connection with the acceptance or administration of this trust or the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

  The obligations of the Corporation under this Section 6.7 shall survive the termination of the Indenture or the earlier resignation or removal of the Trustee.

  To secure the Corporation's payment obligations in this Section, the Corporation and the Holders agree that the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee. Such lien shall survive the satisfaction and discharge of this Indenture.

  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.1(4) or (5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Reform Act of 1978 or any successor statute.

  Section 6.8.   Disqualification; Conflicting Interests.

  The Trustee for the Securities issued hereunder shall be subject to the provisions of Section 310(b) of the Trust Indenture Act. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of said Section 310(b).

  Section 6.9.   Corporate Trustee Required; Eligibility.

  There shall at all times be a Trustee hereunder which shall be

  (a) a corporation organized and doing business under the laws of the United States of America or of any State or Territory or the District of Columbia, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal, state, territorial or District of Columbia authority, or

  (b) a corporation or other Person organized and doing business under the laws of a foreign government that is permitted to act as Trustee pursuant to a rule, regulation or order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, in either case having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. Neither the Corporation nor any Person directly or indirectly controlling, controlled by or under common control with the Corporation shall serve as Trustee for the Securities issued hereunder.

  Section 6.10.   Resignation and Removal; Appointment of Successor.

  (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

  (b) The Trustee may resign at any time with respect to the Securities by giving written notice thereof to the Corporation. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities.

  (c) The Trustee may be removed at any time with respect to the Securities by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Corporation. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after such removal, the Trustee being removed may petition any court of competent jurisdiction for appointment of a successor Trustee with respect to the Securities.

  (d)   If at any time:

  (1) the Trustee shall fail to comply with Section 6.8 after written request therefor by the Corporation or by any Holder who has been a bona fide Holder of a Security for at least six months, or

  (2) the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Corporation or by any such Holder, or

  (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Corporation, acting pursuant to the authority of a Board Resolution, may remove the Trustee with respect to the Securities, or
(ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to the Securities and the appointment of a successor Trustee or Trustees.

  (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to the Securities, the Corporation, by a Board Resolution, shall promptly appoint a successor Trustee with respect to the Securities. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Corporation and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Securities and supersede the successor Trustee appointed by the Corporation. If no successor Trustee with respect to the Securities shall have been so appointed by the Corporation or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, subject to
Section 5.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities.

  (f) The Corporation shall give notice of each resignation and each removal of the Trustee with respect to the Securities and each appointment of a successor Trustee with respect to the Securities by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of the Securities as their names and addresses appear in the Securities Register. Each notice shall include the name of the successor Trustee with respect to the Securities and the address of its Corporate Trust Office.

  Section 6.11.   Acceptance of Appointment by Successor.

  (a) In case of the appointment hereunder of a successor Trustee with respect to the Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Corporation and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Corporation or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

  (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities, the Corporation, the retiring Trustee and each successor Trustee with respect to the Securities shall execute and deliver an instrument in writing or an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trust hereunder by more than one Trustee, it being understood that nothing herein or in such instrument in writing or supplemental indenture shall constitute such Trustees co-trustees of the trust and that each such Trustee shall be trustee of a trust hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such instrument in writing or supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, and duties of the retiring Trustee with respect to the Securities; but, on request of the Corporation or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities to which the appointment of such successor Trustee relates.

  (c) Upon request of any such successor Trustee, the Corporation shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph
(a) or (b) of this Section, as the case may be.

  (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be eligible under this Article.

  Section 6.12.   Merger, Conversion, Consolidation or Succession to Business.

  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated, and in case any Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor Trustee or in the name of such successor Trustee, and in all cases the certificate of authentication shall have the full force which it is provided anywhere in the Securities or in this Indenture that the certificate of the Trustee shall have.

  Section 6.13.   Preferential Collection of Claims Against Corporation.

  If and when the Trustee shall be or become a creditor of the Corporation (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Corporation (or any such other obligor).

  Section 6.14.   Appointment of Authenticating Agent.

  The Trustee may appoint an Authenticating Agent or Agents with respect to the Securities which shall be authorized to act on behalf of the Trustee to authenticate the Securities issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.6, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Corporation and shall at all times be a corporation organized and doing business under the laws of the United States of America, or of any State or Territory or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

  Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of an Authenticating Agent shall be the successor Authenticating Agent hereunder, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

  An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Corporation. The Trustee may at any time terminate the agency of an

Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Corporation. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Corporation and shall give notice of such appointment in the manner provided in Section 1.6 to all Holders of Securities with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provision of this Section.

  The Corporation agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

  If an appointment with respect to the Securities is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

  This is one of the Securities referred to in the within mentioned Indenture.



Dated:
                                             The Bank of New York
                                             As Trustee


                                             By:________________________________
                                                   As Authenticating Agent


                                             By:________________________________
                                                   Authorized Signatory

                                  ARTICLE VII

             HOLDERS' LISTS AND REPORTS BY TRUSTEE AND CORPORATION

  Section 7.1.   Corporation to Furnish Trustee Names and Addresses of Holders.

  The Corporation will furnish or cause to be furnished to the Trustee:

  (a) semi-annually, not more than 15 days after each Regular Record Date in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

  (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Corporation of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses received by the Trustee in its capacity as Securities Registrar.

  Section 7.2.   Preservation of Information, Communications to Holders.

  (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Securities Registrar. The Trustee may destroy any list furnished to it as provided in
Section 7.1 upon receipt of a new list so furnished.

  (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided in the Trust Indenture Act.

  (c) Every Holder of Securities, by receiving and holding the same, agrees with the Corporation and the Trustee that neither the Corporation nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of information as to the names and addresses of the Holders made pursuant to the Trust Indenture Act.

  Section 7.3.   Reports by Trustee.

  (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act, at the times and in the manner provided pursuant thereto.

  (b) Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than 60 days after December 31 in each calendar year, commencing 60 days after the first December 31 after the first issuance of Securities under this Indenture.

  (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each securities exchange upon which any Securities are listed and also with the Commission. The Corporation will promptly notify the Trustee when any Securities are listed on any securities exchange.

  Section 7.4.   Reports by Corporation.

  The Corporation shall file with the Trustee and with the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is required to be filed with the Commission. Notwithstanding that the Corporation may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Corporation shall continue to file with the Commission and provide the Trustee with the annual reports and the information, documents and other reports which are specified in Sections 13 and 15(d) of the Exchange Act. The Corporation also shall comply with the other provisions of Trust Indenture Act
Section 314(a).


                                  ARTICLE VIII

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

  Section 8.1.   Corporation May Consolidate, Etc., Only on Certain Terms.

  The Corporation shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation, unless:

  (1) in case the Corporation shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the corporation formed by such consolidation or into which the Corporation is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Corporation substantially as an entirety shall be a corporation, partnership or trust organized and existing under the laws of the United States of America or any State or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the

Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest (including any Additional Interest) on all the Securities and the performance of every covenant of this Indenture on the part of the Corporation to be performed or observed;

  (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing;

  (3) So long as the Securities are held by Riggs Capital, such consolidation, merger, conveyance, transfer or lease is permitted under the Trust Agreement and Riggs Capital Guarantee and does not give rise to any breach or violation of the Trust Agreement or Riggs Capital Guarantee; and

  (4) the Corporation has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and any such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with; and the Trustee, subject to Section 6.1, may rely upon such Officers' Certificate and Opinion of Counsel as conclusive evidence that such transaction complies with this Section 8.1.

  Section 8.2.   Successor Corporation Substituted.

  Upon any consolidation or merger by the Corporation with or into any other Person, or any conveyance, transfer or lease by the Corporation of its properties and assets substantially as an entirety to any Person in accordance with Section 8.1, the successor corporation formed by such consolidation or into which the Corporation is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Corporation under this Indenture with the same effect as if such successor Person had been named as the Corporation herein; and in the event of any such conveyance, transfer or lease the Corporation shall be discharged from all obligations and covenants under the Indenture and the Securities and may be dissolved and liquidated.

  Such successor Person may cause to be signed, and may issue either in its own name or in the name of the Corporation, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Corporation and delivered to the Trustee; and, upon the written order of such successor Person instead of the Corporation and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Corporation to the Trustee for authentication pursuant to such provisions and any Securities which such successor Person thereafter shall cause to be signed and delivered to the Trustee on its behalf for the purpose pursuant to such provisions. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

  In case of any such consolidation, merger, sale, conveyance or lease, such changes in phraseology and form may be made in the Securities thereafter to be issued as may be appropriate.


                                   ARTICLE IX

                            SUPPLEMENTAL INDENTURES

  Section 9.1.   Supplemental Indentures without Consent of Holders.

  Without the consent of any Holders, the Corporation, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

  (1) to evidence the succession of another Person to the Corporation, and the assumption by any such successor of the covenants of the Corporation herein and in the Securities contained; or

  (2) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or to surrender any right or power herein conferred upon the Corporation; or

  (3) to add to the covenants of the Corporation for the benefit of the Holders of the Securities or to surrender any right or power herein conferred upon the Corporation; or

  (4) to add any additional Events of Default for the benefit of the Holders of the Securities; or

  (5) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination (a) shall become effective only when there is no Security Outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision or (b) shall not apply to any Outstanding Securities; or

  (6) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this clause (6) shall not adversely affect the interest of the Holders of the Securities in any material respect or,for so long as the Preferred Securities shall remain outstanding, the holders of such Preferred Securities; or

  (7) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b); or

  (8) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

  Section 9.2.   Supplemental Indentures with Consent of Holders.

  With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities affected by such supplemental indenture, by Act of said Holders delivered to the Corporation and the Trustee, the Corporation, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

  (1) except to the extent permitted by Section 3.11 with respect to the deferral of the payment of interest on the Securities, change the Stated Maturity of the principal of, or any installment of interest (including any Additional Interest) on, the Securities, or reduce the principal amount thereof or the rate of interest thereon or reduce any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, the Securities or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

  (2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

  (3) modify any of the provisions of this Section, Section 5.13 or Section 10.5, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby;

  (4) modify the provisions of Article XII of this Indenture with respect to the subordination of outstanding Securities in a manner adverse to the Holders thereof;

provided, further, that, so long as the Preferred Securities remain outstanding,
(i) no such amendment shall be made that adversely affects the holders of such Preferred Securities in any material respect, and no termination of this Indenture shall occur, and no waiver of any Event

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

of Default or compliance with any covenant under this Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of such Preferred Securities then outstanding unless and until the principal (and premium, if any) of the Securities and all accrued and, subject to Section 3.8, unpaid interest (including any Additional Interest) thereon have been paid in full and (ii) no amendment shall be made to
Section 5.8 of this Indenture that would impair the rights of the holders of Preferred Securities provided therein without the prior consent of the holders of each Preferred Security then outstanding unless and until the principal (and premium, if any) of the Securities and all accrued and (subject to Section 3.8) unpaid interest (including any Additional Interest) thereon have been paid in full.

  It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

  Section 9.3.   Execution of Supplemental Indentures.

  In executing or accepting the modifications thereby of the trust created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and that all conditions precedent have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise or that may subject it to any liability.

  Section 9.4.   Effect of Supplemental Indentures.

  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

  Section 9.5.   Conformity with Trust Indenture Act.

  Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

  Section 9.6.   Reference in Securities to Supplemental Indentures.

  Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Corporation, bear a notation in form approved by the Corporation as to any matter provided for in such supplemental indenture. If the Corporation shall so determine, new Securities so modified as to conform, in the opinion of the Corporation, to any such supplemental indenture may be prepared and executed by the

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

Corporation and authenticated and delivered by the Trustee in exchange for the Outstanding Securities.


                                   ARTICLE X

                                   COVENANTS

  Section 10.1.   Payment of Principal, Premium and Interest.

  The Corporation covenants and agrees that it will duly and punctually pay the principal of (and premium, if any) and interest (including any Additional Interest) on the Securities in accordance with the terms of such Securities and this Indenture.

  Section 10.2.   Maintenance of Office or Agency.

  The Corporation will maintain in the Place of Payment for the Securities, an office or agency where the Securities may be presented or surrendered for payment and an office or agency where the Securities may be surrendered for transfer or exchange and where notices and demands to or upon the Corporation in respect of the Securities and this Indenture may be served. The Corporation initially appoints the Trustee, acting through its Corporate Trust Office, as its agent for said purposes. The Corporation will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Corporation shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Corporation hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

  The Corporation may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Corporation of its obligation to maintain an office or agency in the Place of Payment for the Securities for such purposes. The Corporation will give prompt written notice to the Trustee of any such designation and any change in the location of any such office or agency.

  Section 10.3.   Money for Security Payments to be Held in Trust.

  If the Corporation shall at any time act as its own Paying Agent with respect to the Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so

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

becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its failure so to act.

  Whenever the Corporation shall have one or more Paying Agents, it will, prior to 10:00 a.m. New York City time on each due date of the principal of and premium if any or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal and premium (if any) or interest, and (unless such Paying Agent is the Trustee) the Corporation will promptly notify the Trustee of its failure so to act.

  The Corporation will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

  (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

  (2) give the Trustee notice of any default by the Corporation (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest;

  (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

  (4) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent.

  The Corporation may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Corporation Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Corporation or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Corporation or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

  Any money deposited with the Trustee or any Paying Agent, or then held by the Corporation, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid on Corporation Request to the Corporation, or (if then held by the Corporation) shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Corporation for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Corporation as trustee thereof, shall

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

thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Corporation cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Corporation.

  Section 10.4.   Statement as to Compliance.

  The Corporation shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Corporation ending after the date hereof, an Officers' Certificate executed by the principal executive officer, principal financial officer or principal accounting officer of the Corporation covering the preceding calendar year, stating whether or not to the best knowledge of the signers thereof the Corporation is in default in the performance, observance or fulfillment of or compliance with any of the terms, provisions, covenants and conditions of this Indenture, and if the Corporation shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. For the purpose of this Section 10.4, compliance shall be determined without regard to any grace period (other than an Extension Period) or requirement of notice provided pursuant to the terms of this Indenture.

  Section 10.5.   Waiver of Certain Covenants.

  The Corporation may omit in any particular instance to comply with any covenant or condition provided pursuant to Section 9.1(3) with respect to the Securities, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Corporation in respect of any such covenant or condition shall remain in full force and effect.

  Section 10.6.   Additional Sums.

  In the case of the Securities issued to Riggs Capital, so long as no Event of Default has occurred and is continuing, in the event that (i) Riggs Capital is the Holder of all of the Outstanding Securities and (ii) a Tax Event in respect of Riggs Capital shall have occurred and be continuing and (iii) the Company shall not have (A) redeemed the Securities pursuant to Section 10.7(b) or (B) terminated such Trust pursuant to Section 9.2(b) of the Trust Agreement, the Corporation shall pay to Riggs Capital (and its permitted successors or assigns under the related Trust Agreement) as Holder of the Securities for so long as Riggs Capital (or its permitted successor or assignee) is the registered holder of any Securities, such additional sums as may be necessary in order that the amount of Distributions (including any Additional Amounts

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

(as defined in such Trust Agreement)) paid by Riggs Capital on the related Preferred Securities and Common Securities that at any time remain outstanding in accordance with the terms thereof shall not be reduced as a result of any Additional Taxes (the "Additional Sums"). Whenever in this Indenture or the Securities there is a reference in any context to the payment of principal of (or premium, if any) or interest on the Securities, such mention shall be deemed to include mention of the payments of the Additional Sums provided for in this paragraph to the extent that, in such context, Additional Sums are, were or would be payable in respect thereof pursuant to the provisions of this paragraph and express mention of the payment of Additional Sums (if applicable) in any provisions hereof shall not be construed as excluding Additional Sums in those provisions hereof where such express mention is not made.

  Section 10.7.   Additional Covenants.

  The Corporation covenants and agrees with each Holder of Securities that it shall not, and it shall not permit any Subsidiary of the Corporation to, (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock, or (b) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any indebtedness securities of the Corporation that rank pari passu with or junior in interest to the Securities or (c) make any guarantee payments with respect to any guarantee by the Corporation of indebtedness securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to the Securities (other than (a) dividends or distributions in Common Stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a Rights Plan, the issuance of any Common Stock of any class or series of preferred stock of the Corporation under any Rights Plan in the future or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Riggs Capital Guarantee, and (d) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Corporation's benefit plans for its directors, officers or employees) if at such time (i) there shall have occurred any event of which the Corporation has actual knowledge that (A) with the giving of notice or the lapse of time, or both, would constitute an Event of Default with respect to the Securities and (B) in respect of which the Corporation shall not have taken reasonable steps to cure, (ii) if the Securities are held by Riggs Capital, the Corporation shall be in default with respect to its payment of any obligations under the Riggs Capital Guarantee relating to the Preferred Securities issued by Riggs Capital or (iii) the Corporation shall have given notice of its election to begin an Extension Period with respect to the Securities as provided herein and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

  The Corporation also covenants with each Holder of the Securities issued to Riggs Capital (i) to maintain directly or indirectly 100% ownership of the Common Securities of Riggs Capital; provided, however, that any permitted successor of the Corporation hereunder may succeed to the Corporation's ownership of such Common Securities, (ii) as holder of the Common Securities not to voluntarily terminate, wind-up or liquidate Riggs Capital, if then required under applicable capital guidelines or policies, and (a) in connection with a distribution

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

of the Securities to the holders of Preferred Securities in liquidation of Riggs Capital or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of such Trust Agreement, to cause Riggs Capital to remain classified as a grantor trust and not an association taxable as a corporation for United States federal income tax purposes.


                                  ARTICLE XI

                           REDEMPTION OF SECURITIES

  Section 11.1.   Right of Redemption.

  The Corporation, at its option, may redeem the Securities (i) on or after December 31, 2006 in whole at any time or in part from time to time, subject to the Corporation having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies or (ii) at any time prior to December 31, 2006 upon the occurrence and during the continuation of a Tax Event or Capital Treatment Event, in whole (but not in part) at any time within 90 days following the occurrence of such Tax Event or Capital Treatment Event, in each case at a Redemption Price specified in the form of Security set forth in Section 2.1.

  Redemption of the Securities as permitted or required pursuant to this Indenture shall be made in accordance with such form of Security and this Article; provided, however, that if any provision of the form of Security shall conflict with any provision of this Article, the provision of the form of Security shall govern. Each Security shall be subject to partial redemption only in the amount equal to $1,000 or integral multiples of $1,000 in excess thereof.

  Section 11.2.   Election to Redeem; Notice to Trustee.

  The election of the Corporation to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Corporation of any of the Securities, the Corporation shall, not less than 30 nor more than 60 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee and, in the case of Securities held by Riggs Capital, the related Property Trustee of such date and of the principal amount of the Securities to be redeemed and provide the additional information required to be included in the notice or notices contemplated by Section 11.4. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities, the Corporation shall furnish the Trustee with an Officers' Certificate and an Opinion of Counsel evidencing compliance with such restriction.

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

  Section 11.3.   Selection of Securities to be Redeemed.

  If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by lot or such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

  The Trustee shall promptly notify the Corporation in writing of the Securities selected for partial redemption and the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed. If the Corporation shall so direct, Securities registered in the name of the Corporation, any Affiliate or any Subsidiary thereof shall not be included in the Securities selected for redemption.

  Section 11.4.   Notice of Redemption.

  Notice of redemption shall be given by first-class mail, postage prepaid, mailed not later than the thirtieth day, and not earlier than the sixtieth day, prior to the Redemption Date, to each Holder of Securities to be redeemed, at the address of such Holder as it appears in the Securities Register.

  With respect to Securities to be redeemed, each notice of redemption shall state:

  (a) the Redemption Date;

  (b) the Redemption Price or if the Redemption Price cannot be calculated prior to the time the notice is required to be sent, the estimate of the Redemption Price provided pursuant to the Indenture together with a statement that it is an estimate and that the actual Redemption Price will be calculated on the third Business Day prior to the Redemption Date (if such an estimate of the Redemption Price is given, a subsequent notice shall be given as set forth above setting forth the Redemption Price promptly following the calculation thereof);

  (c) if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Securities to be redeemed;

  (d) that on the Redemption Date, the Redemption Price will become due and payable upon each such Security or portion thereof, and that interest thereon, if any, shall cease to accrue on and after said date;

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

  (e) the place or places where such Securities are to be surrendered for payment of the Redemption Price; and

  (f) such other provisions as may be required in respect of the terms of the Securities.

  Notice of redemption of the Securities to be redeemed at the election of the Corporation shall be given by the Corporation or, at the Corporation's request, by the Trustee in the name and at the expense of the Corporation and shall not be irrevocable. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, a failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

  Section 11.5.   Deposit of Redemption Price.

  Prior to 10:00 a.m. New York City time on the Redemption Date specified in the notice of redemption given as provided in Section 11.4, the Corporation will deposit with the Trustee or with one or more Paying Agents (or if the Corporation is acting as its own Paying Agent, the Corporation will segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Redemption Price of, and any accrued interest (including Additional Interest) on, all the Securities which are to be redeemed on that date.

  Section 11.6.   Payment of Securities Called for Redemption.

  If any notice of redemption has been given as provided in Section 11.4, the Securities or portion of Securities with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice at the applicable Redemption Price, together with accrued interest (including any Additional Interest) to the Redemption Date. On presentation and surrender of such Securities at a Place of Payment in said notice specified, the said Securities or the specified portions thereof shall be paid and redeemed by the Corporation at the applicable Redemption Price, together with accrued interest (including any Additional Interest) to the Redemption Date; provided, however, that, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 3.8.

  Upon presentation of any Security redeemed in part only, the Corporation shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Corporation, a new Security or Securities, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the Security so presented and having the same Original Issue Date, Stated Maturity and terms. If a Global Security is so surrendered, such new Security (subject to Section 3.5) will also be a new Global Security.

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

  If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal of and premium, if any, on such Security shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

                                  ARTICLE XII

                          SUBORDINATION OF SECURITIES

  Section 12.1.   Securities Subordinate to Senior Debt.

  The Corporation covenants and agrees, and each Holder of a Security, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the payment of the principal of (and premium, if any) and interest (including any Additional Interest) on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Debt.

  Section 12.2.   Payment Over of Proceeds Upon Dissolution, Etc.

  In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Corporation or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Corporation, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company (each such event, if any, herein sometimes referred to as a "Proceeding"), then and in any such event the holders of Senior Debt shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt, or provision shall be made for such payment in cash or cash equivalents, before the Holders of the Securities are entitled to receive any payment on account of principal of (or premium, if any) or interest on the Securities or on account of the purchase or other acquisition of Securities, and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Securities in any such case, proceeding, dissolution, liquidation or other winding up or event.

  In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security (or any Person on its behalf) shall have received any payment or distribution of assets of the Corporation of any kind or character, whether in cash, property or securities, before all Senior Debt is paid in full or payment thereof provided for, and if such fact shall, at or prior to the time of such payment or distribution have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Corporation for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

  For purposes of this Article only, the words "cash property or securities" shall not be deemed to include shares of stock of the Corporation as reorganized or readjusted, or securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment, in each case, which are subordinated in right of payment to all Senior Debt which may at the time be outstanding to the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article. The consolidation of the Corporation with, or the merger of the Corporation into, another Person or the liquidation or dissolution of the Corporation following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article VIII shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Corporation for the purposes of this Section if the Person formed by such consolidation or into which the Corporation is merged or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in Article VIII.

  Section 12.3.   Prior Payment to Senior Debt Upon Acceleration of Securities.

  In the event that any Securities are declared due and payable before their Stated Maturity, then and in such event the holders of Senior Debt shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt (including any amounts due upon acceleration), or provision shall be made for such payment in cash or cash equivalents, before the Holders of the Securities are entitled to receive any payment of the principal of, premium, if any, or interest on the Securities or on account of the purchase or other acquisition of Securities.

  In the event that, notwithstanding the foregoing, the Corporation shall make any payment to the Trustee or to or on behalf of the Holder of any Security prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made actually known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Corporation.

  The provisions of this Section shall not apply to any payment with respect to which Section 12.2 would be applicable.

  Section 12.4.   No Payment When Senior Debt in Default.

  (a) In the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Senior Debt beyond any applicable grace period with

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

respect thereto, or in the event that any event of default with respect to any Senior Debt shall have occurred and be continuing and shall have resulted in such Senior Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and any such acceleration shall have been rescinded or annulled, or (b) in the event any judicial proceeding shall be pending with respect to any such default in payment, or event of default, then no payment shall be made by the Corporation on account of principal of (or premium, if any) or interest on the Securities or on account of the purchase or other acquisition of Securities.

  In the event that, notwithstanding the foregoing, the Corporation shall make any payment to the Trustee or to or on behalf of the Holder of any Security prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made actually known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Corporation.

  The provisions of this Section shall not apply to any payment with respect to which Section 12.2 would be applicable.

  Section 12.5.   Payment Permitted If No Default.

  Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Corporation, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Corporation referred to in Section 12.2 or under the conditions described in Section 12.3 or 12.4, from making payments at any time of principal of (and premium, if any) or interest on the Securities, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of (and premium, if any) or interest on the Securities of any series or the retention of such payment by the Holder, if, at the time of such application by the Trustee, it did not have actual knowledge that such payment would have been prohibited by the provisions of this Article.

  Section 12.6.   Subrogation to Rights of Holders of Senior Debt.

  Subject to the payment in full of all amounts due or to become due on all Senior Debt, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article (equally and ratably with the holders of all indebtedness of the Corporation which by its express terms is subordinated to Senior Debt of the Corporation to substantially the same extent as the Securities are subordinated to the Senior Debt and is entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Senior Debt) to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of (and premium, if any) and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Debt by Holders of the Securities or the Trustee, shall, as among the Corporation, its creditors other than holders of Senior Debt, and the Holders of the Securities, be deemed to be a payment or distribution by the Corporation to or on account of the Senior Debt.

  Section 12.7.  Provisions Solely to Define Relative Rights.

  The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as between the Corporation and the Holders of the Securities, the obligations of the Corporation, which are absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest (including any Additional Interest) on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Corporation of the Holders of the Securities and creditors of the Corporation other than their rights in relation to the holders of Senior Debt; or (c) prevent the Trustee or any Holder of the Securities from exercising all remedies otherwise permitted by applicable law upon default under this Indenture including, without limitation, filing and voting claims in any Proceeding, subject to the rights, if any, under this Article of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

  Section 12.8.  Trustee to Effectuate Subordination.

  Each Holder of the Securities by his or her acceptance thereof authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination provided in this Article and appoints the Trustee his or her attorney-in-fact for any and all such purposes.

  Section 12.9.  No Waiver of Subordination Provisions.

  No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Corporation or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Corporation with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.

  Without in any way limiting the generality of the immediately preceding paragraph, the holders of Senior Debt may, at any time and from to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding;
(ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Corporation and any other Person.

  Section 12.10.   Notice to Trustee.

  The Corporation shall give prompt written notice to the Trustee of any fact known to the Corporation which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Corporation or a holder of Senior Debt or from any trustee, agent or representative therefor; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms hereof any monies may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest (including any Additional Interest) on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.

  Subject to the provisions of Section 6.1, the Trustee shall be entitled to rely conclusively on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee or attorney-in-fact therefor) to establish that such notice has been given by a holder of Senior Debt (or a trustee or attorney-in-fact therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

  Section 12.11.   Reliance on Judicial Order or Certificate of Liquidating
Agent.

  Upon any payment or distribution of assets of the Corporation referred to in this Article, the Trustee, subject to the provisions of Section 6.1, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness of the Corporation, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

  Section 12.12.   Trustee Not Fiduciary for Holders of Senior Debt.

  The Trustee, in its capacity as trustee under this Indenture, shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Corporation or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee.

  Section 12.13. Rights of Trustee as Holder of Senior Debt; Preservation of Trustee's Rights.

  The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.7.

  Section 12.14.   Article Applicable to Paying Agents.

  In case at any time any Paying Agent other than the Trustee shall have been appointed by the Corporation and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this
Article in addition to or in place of the Trustee.

                                    * * * *

  This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                             RIGGS NATIONAL CORPORATION


                                             By: /s/John L. Davis
                                                 ----------------------------
                                                 John L. Davis
                                                 Chief Financial Officer

Attest: /s/Linda A. Madrid
        ------------------
        Linda A. Madrid
        Corporate Secretary
                                             THE BANK OF NEW YORK
                                             as Trustee


                                             By: /s/Byron Merino
                                                 ----------------------------
                                                 Byron Merino
                                                 Assistant Treasurer

Notary: /s/William J. Cassels
        ---------------------
        William J. Cassels
        Notary Public, State of New York

                               TABLE OF CONTENTS

                                   ARTICLE I
          DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     Section 1.1.    Definitions............................................  1
     Section 1.2.    Compliance Certificate and Opinions.................... 11
     Section 1.3.    Forms of Documents Delivered to Trustee................ 12
     Section 1.4.    Acts of Holders........................................ 12
     Section 1.5.    Notices, Etc. to Trustee and Corporation............... 15
     Section 1.6.    Notice to Holders; Waiver.............................. 15
     Section 1.7.    Conflict with Trust Indenture Act...................... 15
     Section 1.8.    Effect of Headings and Table of Contents............... 16
     Section 1.9.    Successors and Assigns................................. 16
     Section 1.10.   Separability Clause.................................... 16
     Section 1.11.   Benefits of Indenture.................................. 16
     Section 1.12.   Governing Law.......................................... 16
     Section 1.13.   Non-Business Days...................................... 16

                                  ARTICLE II
                                SECURITY FORMS

     Section 2.1.    Forms Generally........................................ 17
     Section 2.2.    Form of Face of Security............................... 17
     Section 2.3.    Form of Reverse of Security............................ 22
     Section 2.4.    Additional Provisions Required in Global Security...... 25
     Section 2.5.    Form of Trustee's Certificate of Authentication........ 26

                                  ARTICLE III
                                THE SECURITIES

     Section 3.1.    Title and Terms........................................ 26
     Section 3.2.    Denominations...........................................27
     Section 3.3.    Execution, Authentication, Delivery and Dating..........27
     Section 3.4.    Temporary Securities....................................28
     Section 3.5.    Global Securities.......................................28
     Section 3.6.    Registration, and Registration of Transfer and Exchange
                     Generally.............................................. 29
     Section 3.7.    Mutilated, Destroyed, Lost and Stolen Securities........32
     Section 3.8.    Payment of Interest; Interest Rights Preserved..........32
     Section 3.9.    Persons Deemed Owners...................................34
     Section 3.10.   Cancellation............................................34

     Section 3.11.    Computation of Interest................................34
     Section 3.12.    Deferrals of Interest Payment Dates....................35
     Section 3.13.    Right of Set-Off...................................... 36
     Section 3.14.    Agreed Tax Treatment...................................36
     Section 3.15.    CUSIP Numbers..........................................36

                                  ARTICLE IV
                          SATISFACTION AND DISCHARGE

     Section 4.1.     Satisfaction and Discharge of Indenture................36
     Section 4.2.     Application of Trust Money.............................38

                                   ARTICLE V
                                   REMEDIES

     Section 5.1.     Events of Default......................................38
     Section 5.2.     Acceleration of Maturity; Rescission and Annulment.....39
     Section 5.3.     Collection of Debt and Suits for Enforcement by
                      Trustee................................................40
     Section 5.4.     Trustee May File Proofs of Claim.......................41
     Section 5.5.     Trustee May Enforce Claims Without Possession of
                      Securities.............................................42
     Section 5.6.     Application of Money Collected.........................42
     Section 5.7.     Limitation on Suits....................................42
     Section 5.8.     Unconditional Right of Holders to Receive Principal,
                      Premium and Interest; Direct Action by Holders of
                      Preferred Securities...................................43
     Section 5.9.     Restoration of Rights and Remedies.....................43
     Section 5.10.    Rights and Remedies Cumulative.........................44
     Section 5.11.    Delay or Omission Not Waiver...........................44
     Section 5.12.    Control by Holders.................................... 44
     Section 5.13.    Waiver of Past Defaults................................45
     Section 5.14.    Undertaking for Costs..................................45
     Section 5.15.    Waiver of Usury, Stay or Extension Laws................45

                                  ARTICLE VI
                                  THE TRUSTEE

     Section 6.1.     Certain Duties and Responsibilities....................46
     Section 6.2.     Notice of Defaults.....................................47
     Section 6.3.     Certain Rights of Trustee..............................47
     Section 6.4.     Not Responsible for Recitals or Issuance of Securities.49
     Section 6.5.     May Hold Securities....................................49
     Section 6.6.     Money Held in Trust................................... 49

     Section 6.7.     Compensation and Reimbursement..........................49
     Section 6.8.     Disqualification; Conflicting Interests.................50
     Section 6.9.     Corporate Trustee Required; Eligibility.................50
     Section 6.10.    Resignation and Removal; Appointment of Successor.......51
     Section 6.11.    Acceptance of Appointment by Successor..................52
     Section 6.12.    Merger, Conversion, Consolidation or Succession to
                      Business................................................53
     Section 6.13.    Preferential Collection of Claims Against Corporat......54
     Section 6.14.    Appointment of Authenticating Agent.....................54

                                  ARTICLE VII
             HOLDERS' LISTS AND REPORTS BY TRUSTEE AND CORPORATION

     Section 7.1.     Corporation to Furnish Trustee Names and Addresses of
                      Holders.................................................56
     Section 7.2.     Preservation of Information, Communications to Holders..56
     Section 7.3.     Reports by Trustee......................................56
     Section 7.4.     Reports by Corporation..................................57

                                 ARTICLE VIII
             CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

     Section 8.1.  Corporation May Consolidate, Etc., Only on Certain Terms...57
     Section 8.2.  Successor Corporation Substituted..........................58

                                   ARTICLE IX
                            SUPPLEMENTAL INDENTURES

     Section 9.1.     Supplemental Indentures without Consent of Holders......59
     Section 9.2.     Supplemental Indentures with Consent of Holders.........60
     Section 9.3.     Execution of Supplemental Indentures....................61
     Section 9.4.     Effect of Supplemental Indentures.......................61
     Section 9.5.     Conformity with Trust Indenture Act.....................61
     Section 9.6.     Reference in Securities to Supplemental Indentures......61

                                   ARTICLE X
                                   COVENANTS

     Section 10.1.    Payment of Principal, Premium and Interest..............62
     Section 10.2.    Maintenance of Office or Agency.........................62
     Section 10.3.    Money for Security Payments to be Held in Trust.........62
     Section 10.4.    Statement as to Compliance..............................64
     Section 10.5.    Waiver of Certain Covenants.............................64

     Section 10.6.    Additional Sums...............................................  64
     Section 10.7.    Additional Covenants..........................................  65

                                   ARTICLE XI
                            REDEMPTION OF SECURITIES

     Section 11.1.    Right of Redemption...........................................  66
     Section 11.2.    Election to Redeem; Notice to Trustee.........................  66
     Section 11.3.    Selection of Securities to be Redeemed........................  67
     Section 11.4.    Notice of Redemption..........................................  67
     Section 11.5.    Deposit of Redemption Price...................................  68
     Section 11.6.    Payment of Securities Called for Redemption...................  68

                                  ARTICLE XII
                          SUBORDINATION OF SECURITIES

     Section 12.1.    Securities Subordinate to Senior Debt.........................  69
     Section 12.2.    Payment Over of Proceeds Upon Dissolution, Etc................  69
     Section 12.3.    Prior Payment to Senior Debt Upon Acceleration of Securities..  70
     Section 12.4.    No Payment When Senior Debt in Default........................  70
     Section 12.5.    Payment Permitted If No Default...............................  71
     Section 12.6.    Subrogation to Rights of Holders of Senior Debt...............  71
     Section 12.7.    Provisions Solely to Define Relative Rights...................  72
     Section 12.8.    Trustee to Effectuate Subordination...........................  72
     Section 12.9.    No Waiver of Subordination Provisions.........................  72
     Section 12.10.   Notice to Trustee.............................................  73
     Section 12.11.   Reliance on Judicial Order or Certificate of Liquidating Agent  74
     Section 12.12.   Trustee Not Fiduciary for Holders of Senior Debt..............  74
     Section 12.13.   Rights of Trustee as Holder of Senior Debt; Preservation of
                      Trustee's Rights..............................................  74
     Section 12.14.   Article Applicable to Paying Agents...........................  74

     Annex A          Trust Agreement

     Annex B          Amended and Restated Trust Agreement

     Annex C          Guarantee Agreement